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Metaworks Platforms, Inc. Announces Intention to Delist from the CSE

Fairfield, CA. November 17, 2023 – MetaWorks Platforms, Inc. (“MetaWorks” or the “Company”), (CSE: MWRK and OTCQB: MWRK), an award-winning Web3 blockchain platform provider, announces that it intends to delist its shares of common stock from the Canadian Securities Exchange. Its shares of common stock will continue to trade on the OTCQB under the symbol MWRK.

About MetaWorks Platforms, Inc.

MetaWorks Platforms, Inc. (CSE: MWRK and OTCQB: MWRK) is an award-winning full-service blockchain and Web3 development platform that empowers Fortune 5000 brands to create and monetize their metaverse. www.MusicFX.io, is a leading digital community connecting artists to their fan bases through NFTs.

For more information on MetaWorks, please visit us at www.metaworksplatforms.io. For additional investor info, visit www.metaworksplatform.io or www.sedar.com, and www.sec.gov, searching MWRK.

Media Contact

Arian Hopkins

arian.hopkins@metaworksplatforms.io

Company Contact

Scott Gallagher, President

scott@metaworksplatforms.io